Exhibit 99.2

Janney Montgomery Scott                                                                     November 6, 2003                                                                 Page 1

Slide 1	Good evening. I want to thank Rick Weiss and Janney Montgomery Scott for inviting us this evening and for giving me the opportunity to not only share the Fulton Financial story but to also share the podium with other distinguished local firms.
Slide 2	A copy of our Safe Harbor statement is on the screen and in your handout. (pause)
Slide 3	Tonight, I will provide an overview of our organization, as well as discuss our strategic initiatives, our asset quality, the future direction of our company, and our financial performance.
Slide 4

You know that Fulton Financial is a regional financial holding company based here in Lancaster.

We operate 14 banking and financial service affiliates in four states: Pennsylvania, Maryland, New Jersey and Delaware.

Eleven are full-service community banks; the other three are broad-based investment management and brokerage services providers.

Our $9.3 billion in assets makes us the second largest commercial bank headquartered in the Third Federal Reserve District.

Our lead bank, Fulton Bank, was founded in 1882.

Slide 5

Six affiliate banks are located in Pennsylvania, two in Maryland, two in New Jersey, and one in Delaware.

We currently operate 199 branches, and we will add six more once our acquisition of Resource Bankshares, based in Virginia, is finalized early next year.

Slide 6	The asset sizes of our eleven affiliate banks as of September 30 ranged from a high of just over $3.8 billion for our flagship bank to $102 million for our smallest affiliate, The Peoples Bank of Elkton.
Slide 7

On May 1st of 2000, we established Fulton Financial Advisors, a new affiliate through which we consolidated the investment management and trust operations of those affiliates that had trust services and added this product line to those that did not.

Establishing this separate entity afforded us the opportunity to centralize our product development and marketing and to focus on increasing non-interest income at all affiliates.

Fulton Financial Advisors was recently named the Community-Based Bank Brokerage Program of the Year by the Bank Insurance and Securities Association.

In addition to overall program excellence, award criteria included productivity, low rate of employee turnover, compliance, customer satisfaction and industry reputation.

It is particularly gratifying to receive this award so soon after the establishment of our brokerage platform only five years ago.

Slide 8

We also established Fulton Mortgage Company in April of 2001 to coordinate residential mortgage lending throughout the Corporation.

Previously, several of our affiliates did not actively market residential mortgages. Now they all offer extensive, competitive residential mortgage products as well as access to a management team that is focused exclusively on this business line.

As a result, we are on target to originate a record number of mortgages this year.

Slide 9	On the screen, you see our Mission Statement, which highlights our commitment to create financial success for our four main constituencies: shareholders, employees, customers and communities.
Slide 10

In addition to our mission statement, we have a longstanding written code of conduct, which guides the actions of our more than 3,300 employees on a daily basis.

There are no “gray” pages in this code — they are either black or white and they are non-negotiable.

Our employees consistently live up to our high expectations.

Slide 11

We are very pleased with what we’ve been able to accomplish for our shareholders over the last two decades.

Our compounded annual growth rate in earnings per share as originally reported has been 9.3 percent since the holding company was formed.

We’ve produced 21 consecutive years of record earnings and our primary goal is to continue this tradition.

Going back a little further, we have produced 29 consecutive years of dividend increases.

Janney Montgomery Scott                                                                     November 6, 2003                                                                 Page 2

Since 1982, our dividends have increased at an annual rate of 10.3 percent, and we would expect this trend to continue in the future as well.

In short, Fulton Financial has a proven business model that has enabled us to maintain consistently high performance and to provide attractive returns on shareholder investment.

Slide 12

We achieve this high performance by focusing our efforts on creating success for the four constituencies mentioned earlier. First and foremost, we work to create financial success for our shareholders.

Here you see our performance over the past five years in six key areas.

You will note that our performance has improved in each of these areas during this time period, and it has consistently been as good as or better than that of our peers.

(long pause)

Slide 13

The average daily trading volume of our stock continues to increase and has currently reached a level of more than 188,000 shares.

Eleven analysts now follow our company and 41 firms make a market in our stock.

We have nearly 109 million shares outstanding, which provides a market capitalization of nearly $2.2 billion.

Slide 14	Seventy percent of our employees collectively own more than 2 million shares of our stock Our stock has also been valuable in helping us to retain key long-term employees through the utilization of stock options.
Slide 15

Our shareholders have been rewarded by the performance of our stock since the Corporation was formed.

Since 1982, long-term shareholders have experienced attractive returns, realizing a 15 percent compounded annual rate of return without reinvesting their dividends.

They have realized a 19 percent compounded annual rate of return by utilizing our dividend reinvestment program over that same time period.

Slide 16

Our corporation has many strengths, and clearly, the greatest of these is the talent and dedication of our employees.

High employee retention is fundamental to the achievement of our corporate goals.

Our philosophy is simple. We believe that long-term, loyal employees create long-term, loyal customers who create long-term, loyal shareholders.

We believe that to create financial success for our clients, we must first enable our employees to experience career success.

Through numerous training programs and initiatives, we are actively sharing the responsibility for their personal and professional growth and development.

As you can see here, our employee retention rates would indicate that our initiatives are working.

Slide 17

Since our people are so important to us, we periodically conduct an employee opinion survey.

The most recent one contained 113 questions grouped into the categories you see here.

When our scores are compared to those of other banks across the nation, we consistently rank in the top quartile.

(pause)

Slide 18

We believe our employee satisfaction and retention are the reasons for our outstanding customer satisfaction survey results, which tell us that 96 percent of our retail customers are either extremely or very satisfied with the service obtained from their affiliate bank.

Our network of independent community banks allows those banks to retain and enhance existing customer relationships in their local markets.

The autonomy provided under our business model, coupled with the fact that we maintain the same employees after we make an acquisition, means that the customers who walk through the doors of our affiliate banks still feel the local bank’s warmth, service and understanding of their community.

Larger commercial customers know and appreciate Fulton Financial’s capabilities as well.

We want this customer segment to be aware of the considerable strength behind their local community bank, enabling that affiliate to deliver the products and services businesses need as they grow.

Slide 19	Like most financial institutions, we have seen a recent shift in the composition of our

Janney Montgomery Scott                                                                     November 6, 2003                                                                 Page 3

deposits, away from time deposits and toward less expensive core accounts.

We have worked to capitalize on these trends through core account promotions and banking programs which reward our customers for expanding their relationships with us.

We have also seen time deposits leave the bank balance sheet and transfer to our brokerage business, particularly to annuities. This shift has helped increase our non-interest income, also one of our top priorities.

Slide 20	Since our customers and the communities we serve are two very important constituencies for whom we strive to create value, it comes as no surprise that the majority of our funding comes from those individual and corporate clients.
Slide 21	I mentioned the high satisfaction levels of our retail clients. Our commercial customer satisfaction results are also very high, with 86 percent of customers stating that they are satisfied or very satisfied with us. These results compare favorably to others in our industry.

Commercial customers indicate that they particularly appreciate our product and service menu, our convenience and the strong communications skills of our relationship managers.

They also said that the personal service they receive from us is the greatest point of differentiation over our competitors.

Slide 22	Our community-based business model encourages employees to be actively involved in serving their communities, whether it be coaching a little league baseball team, or serving as a member of a local Rotary club.
These philanthropic efforts not only benefit the community, but also bring business to our banks through personal and business contacts that are developed.
Slide 23

Our Corporation has several key strategic initiatives. They include:

• achieving consistent earnings growth;

• maintaining high asset quality;

• expanding the franchise through a well-developed and disciplined acquisition strategy;

• diversifying our revenue stream by increasing the contribution of non-interest income, and

• managing and deploying our capital prudently and profitably.

Slide 24	We have a strong capital position, which enables us to grow, acquire banks and other financial services companies, increase dividends, and institute share buyback programs.
We have historically maintained a higher capital level than many other institutions.
We believe this strategy places us in a position of strength when developing offers for potential acquisitions.
We find that our capital, along with the strength of our currency and the latitude and autonomy we provide to our affiliate banks has positioned us as an attractive potential acquirer of banks fitting our criteria.
At the end of June, our total capital was $874 million — $857 million for regulatory purposes.

This translates to a total risk-based capital ratio of 13.9 percent, a Tier One risk-based ratio of 12.7 percent, and a total leverage capital ratio of 9.4 percent — all well above industry averages.
Slide 25

As you know, we continue to be an active acquirer. The proforma capital amounts presented here reflect what our capital would have been had both the Premier and Resource mergers been closed as of June 30, 2003.

In September, our board of directors authorized us to repurchase up to 5.8 million shares of our stock, and this has also been factored into the capital amounts you see here.

Slide 26	The 22 acquisitions we have made over the past 20 years are listed here, from our pending acquisition of Resource Bankshares to our first acquisition of Farmers Trust Bank in 1984.

These acquisitions have added more than $3.6 billion in assets to the Corporation.

While we have been an active acquirer, we have maintained a reasonable and rational perspective on the prices we’ve paid.

Slide 27

In August of 2003, we completed our acquisition of Premier Bancorp, a $600 million bank holding company based in Doylestown, Pennsylvania, and in October, we successfully converted Premier’s back-office operations into those of Fulton.

Premier’s banking subsidiary, Premier Bank, now operates six community banking offices in Montgomery and Bucks counties in Pennsylvania. Two of their 8 branches became part

Janney Montgomery Scott                                                                     November 6, 2003                                                                 Page 4

of Lafayette Ambassador Bank.

These counties are the 2nd and 3rd wealthiest counties in the state.

Incidentally, the wealthiest county in Pennsylvania is Chester, and our flagship, Fulton Bank, is actively expanding its presence in that market by adding experienced bankers and branches.

Premier fits very well with our corporate strategy and culture. Historically, the company has produced double-digit growth in deposits, loans, fee income and net income.

Since its inception in 1992, the bank has experienced strong asset quality, and its branches are located in markets contiguous to those currently served by Fulton Financial affiliate banks.

Slide 28

In August, we announced our intention to acquire Resource Bankshares, an $860 million bank headquartered in Virginia Beach, Virginia.

We wanted to expand our franchise into Virginia for some time, and we are very pleased that our first step into this new market has aligned us with such a strong bank as Resource.

Resource is the only Virginia-based bank with offices in that state’s three major markets: Hampton Roads, Richmond and Northern Virginia. The bank’s market area accounts for over 73 percent of all deposits in the state.

This acquisition will allow us to expand the services of Fulton Financial Advisors as well as our retail and commercial banking services into dynamic and largely affluent Virginia markets.

The 24-year average experience of Resource Bank’s senior lenders mirrors that of our own lenders, and is reflected in the bank’s extremely high asset quality.

Slide 29	When making an acquisition, we seek to purchase banks that are in dynamic markets with strong median income, employment and housing trends, have strong financial performance, good asset quality, and that employ caring people who will fit into our culture and our decentralized structure.
Slide 30

When we acquire a bank, the holding company eventually assumes all of the control-related functions including audit, loan review, investments, asset/liability management and operations.

We also maintain control over capital and operating budgets.

In addition, data processing is normally converted to our common platform.

Slide 31

Everything else generally remains the same, including the name of the bank, the directors, the management team and the employees — the people who create value for customers.

In some cases, acquired banks are merged into existing affiliates if it makes sense from a geographic and efficiency perspective.

Slide 32	The benefits we provide to our new affiliates are opportunities for increased non-interest income, additional capital to ensure further expansion, increased lending capacity, and a wider array of products and services.
Due to our proven merger/conversion expertise (we have completed 30 successful conversions to date), any change is virtually transparent to the new affiliate’s customers.
Slide 33

Another benefit of associating with Fulton is our coordinated product development process, whereby products developed by one affiliate are offered to all the banks within the holding company.

Typically, the bank’s customers will have access to additional products and services, all provided by the same bankers that they have come to know and trust.

Slide 34

An initiative receiving consistently high priority throughout the company is increasing our non-interest income as a percentage of total revenue.

As you see here, we are making good progress even though a number of our major initiatives are still quite new.

Slide 36	The new initiatives I referenced earlier have translated into the continuing double-digit growth in other income for the Corporation, which now accounts for 28 percent of our total revenue. Management is committed to improving this number.
Slide 37	One of the hallmarks of our company has been our sound risk management, and we believe the ratings we have received from Moody’s Investor Service and Fitch Ratings reflect this strength.
Slide 38	Here you can see the composition of our loan portfolio.

Janney Montgomery Scott                                                                     November 6, 2003                                                                 Page 5

It is important to note that 54 percent of our commercial real estate loans are for owner-occupied properties.

We believe this ownership commitment helps to ensure future repayment of these loans.

(pause)

Slide 39

If you stratified our loans you would see that we have 21 banking relationships with commitments to lend in excess of $20 million.

The maximum individual commitment is $30 million, while the average commitment is $536,000.

Since we are 11 community banks, our loan portfolios are made up of diverse consumer and small business loans to individuals and companies in our local markets.

Slide 40	Here you can see our commercial loans broken out by industry. As you can see, we maintain a well-diversified portfolio.

Our conservative underwriting standards have remained consistent through fluctuating economic cycles, with the current challenging environment being no exception.

Our consistent credit availability to clients, in both good times and bad, also instills customer loyalty.

(pause)

Slide 41

One reason our credit quality has remained so consistent is the stability of our lending staff.

The four senior-level employees who oversee the lending of all affiliate banks each have 20 to 30 years of seasoned experience with us.

Slide 42

Now that I’ve reviewed our key strengths, I want to share with you our plans for the future.

This map gives you an idea of where we would consider geographic expansion.

We have evaluated these potential new markets, colored in yellow, and have ranked them based on demographic trends and their respective competitive environments.

Within each area, we have further delineated the future dynamic growth markets that we believe would respond well to our business model and would provide the greatest return on investment.

In Pennsylvania, we’d like to further expand in growth markets we already serve and into contiguous markets as well.

We would also like to do additional banking business in the eastern part of Maryland; and extend our presence into the central portions of both New Jersey and Delaware.

Now that we will enter the Virginia market with our acquisition of Resource Bankshares, we will seek to expand our presence in selected strong growth markets in that state.

Slide 43	Looking ahead, we will continue to build on the strengths that I have just discussed.
While we still see significant opportunities in core banking businesses, we continue to anticipate and respond to the rapidly changing needs of our clients and prospects by seeking new opportunities to create top-line revenue growth.
Slide 44

Our board of directors is focused on maximizing shareholder value and constantly compares our relative performance to peer and industry benchmarks.

They have determined that an annual increase in our earnings per share in the range of 10 percent will provide our shareholders with a reasonable return on their investment.

Should they see a trend toward under-performance relative to our peers and the industry, the board is committed to considering other strategic options.

Management and directors stand together in their resolve to provide attractive returns to shareholders and we are confident in our ability to do so by continuing to execute the banking practices and business model I have just shared with you.
Slide 45	Now let’s look at how we’ve done for the first nine months of 2003.

Our net income per share improved by 5.5 percent. Our cash dividends increased by 11.6 percent.

Additionally, we continued to generate relatively strong returns on assets and equity. Our efficiency ratio was 53.7 percent.

Janney Montgomery Scott                                                                     November 6, 2003                                                                 Page 6

Slide 46

If you look at our statement of financial condition, you will see relatively strong average deposit growth of 7%. As Scott mentioned, this growth was in our core accounts. You can also see that our average loans outstanding were relatively flat. Consequently, the funds generated by our deposit growth and increased borrowings resulted in the growth in our investment portfolio.

Our increased borrowings were used for asset and liability management purposes.

Slide 47

Even though our overall loan balances were flat, we generated relatively strong growth in commercial loans of 10% and commercial mortgages of 11%.

You can see that we had a significant decline of over 30% in residential mortgages. As fixed and adjustable mortgages refinanced, they were sold into the secondary market. Even though this hurt our net interest margin and our overall loan growth in the short-term, we believe that it will be more beneficial on a long-term basis to have sold these loans.

Despite relatively strong consumer loan originations, our average consumer loan balances were down. This decline resulted from significant repayment of consumer loans when borrowers refinanced their residential mortgages.

Slide 48

Some of the information we’ll share with you today will contain comparisons to our peer group of 18 similar-sized financial institutions, which are listed here.

These banks are located in the four states we operate in and in the contiguous states.

(pause)

Slide 49	As I indicated earlier, we believe that one of our strengths as a corporation is our ability to manage risk. This is particularly true related to credit risk.

As you can see here, our annualized net charge-offs-to-average-loans ratio of .17 percent as of September 30 compares favorably to both our peer group and that of the largest 50 banks in the country.

Additionally, over time and different economic cycles, our charge-off ratio has remained consistently low.

Slide 50

Another benchmark of our strong credit quality is demonstrated through our low non-performing-assets-to-total-assets ratio of .41 percent as of September 30.

Here again, this ratio remains low over time and compares with relative to our peer group and the top 50 banks.

Slide 51

As you would expect, we try to mitigate interest rate risk and maintain a strong interest margin.

With that said, our net interest margin has remained relatively strong over time and over different economic cycles, and continues to track above our peer group and the top 50 banks.

Slide 52

Our asset liability management committee relies on both static gap and simulation analysis to minimize interest rate risk.

This chart summarizes our exposure to sudden movements, or “shocks”, in interest rates.

Slide 53

With our deposit growth exceeding our loan demand, excess funds have been invested in securities.

This slide provides a snapshot of our investments as September 30. The average life for the whole portfolio is just over 2 1/2 years.

Additionally, we believe that we have minimal interest rate risk in this portfolio. Even though on a short-term basis, it hurts our net interest margin, we’ve have remained relatively short and risk-averse in our investment portfolio.
Slide 54

We have many other income sources, and as you know, they have a tendency to fluctuate with economic peaks and valleys.

These other income streams tend to complement each other. For example, in recent years, mortgage sale gains have grown significantly during a period when investment management income growth, due to equity market performance, increased at a slower rate.

Mortgage sales and servicing, deposit-related fees, corporate cash management fees and debit card interchange fees are also significant contributors.

It is interesting to note that the three double-digit growth areas have been the focus of one or more new initiatives for us in the last three years.

We believe these same areas will lead our fee income growth in the future.

Slide 55	The Corporation does not make any venture capital investments. However, for more than 30

Janney Montgomery Scott                                                                     November 6, 2003                                                                 Page 7

years, we have invested in bank stocks and view this as one of our core businesses.

As with our acquisitions, when we invest, we look at bank stocks in strong growth markets with good asset quality that are priced lower relative to their peers.

We sell these stocks when, in our opinion, market conditions warrant such an action.

By following this philosophy over time, we’ve realized approximately $70 million in security gains over the last ten years, and we have continued to reinvest the proceeds in bank stocks.

The annual contribution to our earnings from this portfolio has been between 3 and 7%.

(pause)

Slide 56

You might think that with eleven separate banks, our cost structure must be unnecessarily high.

However, as you can see here, our efficiency ratio, which was 53.7 percent as of September 30, has been consistently better than both our peer group and the Top 50 banks.

(pause)

Slide 57

With pressure on our net interest margin and slow overall loan growth, we have tried to tightly control operating expenses.

As you see on this slide, overall operating expenses have increased by 3%.

Tight expense control will continue to be a priority for our corporation.

Slide 58

Over the past year, we have worked to ensure that we are in compliance with the provisions of Sarbanes-Oxley.

Much of our activity has focused on formalizing initiatives we already had in place.

We have designated a financial expert on our board and formed a corporate disclosure committee to ensure that we are in compliance with the act.

This disclosure committee is comprised of senior officers. The committee reviews in detail the adequacy of our financial disclosure.

This review includes receiving certifications and a disclosure checklist from each business line manager and affiliate CEO.

The role of our audit committee, which is made up of all independent directors, has also been expanded.

Our audit committee must approve our financial information before it is filed with the SEC.

This approval is not given until the audit committee meets with our outside auditors and disclosure committee representative.

Slide 59	Looking ahead, we will continue to focus on maintaining strong asset quality, growing non-interest income, particularly within Fulton Financial Advisors, expanding our franchise geographically, increasing overall loan activity and growing core deposits.
Slide 60

As I conclude, I would like to summarize the key points in this evening’s presentation: that is, that Fulton Financial is known for its long-term consistent performance delivered through a dedicated team of talented employees.

We pride ourselves on delivering attractive returns for shareholders, career success for our employees, financial success for our customers and prosperity for our communities.

Slide 61	Thank you for the opportunity to share the Fulton Financial story with you. I would be happy to answer any questions either now or after the program concludes.